Exhibit 2

ST. DENIS J. VILLERE & COMPANY, LLC, GEORGE V. YOUNG, ST. DENIS J. VILLERE, II, ST. DENIS J. VILLERE, III, AND GEORGE G. VILLERE (COLLECTIVELY, “VILLERE”), AND RICHARD K. BLUM, GREGORY H. BROWNE, BARRY D. LEBLANC, JEFFREY R. GALGANO, AND GREG SHARE (COLLECTIVELY, WITH VILLERE, THE “PARTICIPANTS”) INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS’ SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF EPIQ SYSTEMS, INC. (THE “COMPANY”) FOR USE AT THE COMPANY’S 2016 ANNUAL MEETING OF SHAREHOLDERS (THE “PROXY SOLICITATION”). ALL SHAREHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY’S SHAREHOLDERS AND WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV/.

PARTICIPANTS:

The Participants are anticipated to be, or may be deemed to be, participants in a solicitation of proxies from the shareholders of Epiq Systems, Inc. (the “Company”) (the “Proxy Solicitation”).

The Participants include: (i) St. Denis J. Villere & Company, LLC, a Louisiana limited liability company (“Villere”), (ii) George V. Young (“Mr. Young”), (iii) St. Denis J. Villere, II (“Mr. S. Villere II”), (iv) St. Denis J. Villere, III (“Mr. S. Villere III”), and (v) George G. Villere (“Mr. G. Villere,” collectively, with Villere and Messrs. Young, S. Villere II, and S. Villere III, “The Villere Group”), along with (vi) Richard K. Blum, (vii) Gregory H. Browne, (viii) Jeffrey R. Galgano, (vii) Barry D. LeBlanc, and (ix) and Greg Share (collectively, with Mr. Young, the “Nominees”). The Nominees have each agreed to serve on a slate of nominees proposed by Villere for election as directors at the 2016 annual meeting of shareholders of the Company.

In addition to the above, employees of the Participants may assist in the solicitation of proxies and will receive no additional consideration therefor.

BENEFICIAL OWNERSHIP OF SHARES:

As of the close of business on April 12, 2016, the Villere Group beneficially owned an aggregate of 5,095,128 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”). Such Common Stock is held in accounts under Villere's management and control. Each of Messrs. Young, S. Villere II, S. Villere III and G. Villere, as a member of Villere, may be deemed the beneficial owners of the 5,095,128 shares of Common Stock beneficially owned by Villere. Of such 5,095,128 shares of Common Stock, Mr. Young directly owns 17,150 shares of Common Stock, Mr. S. Villere II directly owns 31,685 shares of Common Stock, and Mr. S. Villere III directly owns 7,900 shares of Common Stock. Messrs. Young, S. Villere II, S. Villere III and G. Villere have the shared power to vote 5,095,128 shares of Common Stock. Mr. Young has the sole power to vote and to dispose of 17,150 shares of Common Stock. Mr. S. Villere II has sole power to vote and to dispose of 31,685 shares of Common Stock. Mr. S. Villere III has sole power to vote and to dispose of 7,900 shares of Common stock.

In addition,of the 5,095,128 shares of Common Stock beneficially owned by the Villiere Group, Mr. LeBlanc may be deemed to beneficially own 17,000 shares of Common Stock. Of such 17,000 shares of Common Stock, Mr. LeBlanc disclaims beneficial ownership of 7,500 shares attributable to his spouse. Mr. LeBlanc has the sole power to vote 8,500 shares of Common Stock and the shared power to vote 8,500 shares of Common Stock.

Collectively, the Participants may be deemed to have beneficial ownership of a combined 5,095,128 shares of Common Stock, representing approximately 13.5% of the issued and outstanding shares of Common Stock. The percentages provided herein are based upon 37,672,402 shares of Common Stock outstanding as of February 25, 2016, as disclosed in the Company’s annual report on Form 10-K for the fiscal year ended on December 31, 2015.